Exhibit 99.1

Freedom Leaf Inc. (FRLF) Announces Closing of Acquisition of “Green Lotus” Companies

LAS VEGAS, NV – June 2, 2019 – Freedom Leaf Inc. (OTCQB: FRLF), a Nevada corporation, d/b/a Freedom Leaf Health, announced today that it closed its acquisition of ECS Labs LLC (the “Acquisition”), including its two wholly-owned operating subsidiaries, which collectively constitute the “Green Lotus” premium hemp oil products brand (collectively, “Green Lotus”) on May 31, 2019.

This is a transformative acquisition, which is expected to generate a substantial increase in revenue, while also providing Freedom Leaf with a more robust portfolio of products, enhanced distribution capabilities and penetration in attractive emerging markets worldwide, most notably Mexico. The Acquisition also brings Freedom Leaf a new management team, a low-cost supply chain, access to GMP manufacturing and lab facilities, and a robust sales team. At closing, Carlos Frias, the founder and CEO of Green Lotus, was named the new Chief Executive Officer of Freedom Leaf and joined the Board of Directors. Daniel Nguyen, of Green Lotus, has been named Chief Scientific Officer of Freedom Leaf and has also joined the Board of Directors of Freedom Leaf.

In 2018, Green Lotus generated unaudited gross revenue of approximately $2.2mm with positive cash flow, and in the first quarter of 2019, the unaudited gross revenue of Green Lotus reached approximately $1.4mm in the U.S.

The purchase price for the transaction was $14mm of Freedom Leaf common stock issued at a price of $0.162, which represented the 30-day volume-weighted average price of Freedom Leaf common stock at the close of trading on May 30, 2019.

Effective as of the closing of the Acquisition, Carlos Frias, Daniel Nguyen and Alex Frias (collectively, the “Green Lotus Executives”) entered into two-year employment agreements with Freedom Leaf (collectively, the “Employment Agreements”). Subject to the Green Lotus Executives’ continued provision of services to Freedom Leaf, the Employment Agreements provide for, among other consideration, cash incentives of $6mm and equity incentives of $27mm of Freedom Leaf common stock to be issued at a price representing the 30-day volume weighted average price immediately prior to their grant.

For additional details regarding the closing of the Acquisition and the Employment Agreements described above, please reference the Form 8-K to be filed with the U.S. Securities and Exchange Commission. Freedom Leaf was advised by Kleinberg, Kaplan, Wolff & Cohen, P.C. in connection with the transaction.

CONFERENCE CALL HIGHLIGHTS

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On May 23, 2019, Freedom Leaf hosted a shareholder conference call, which, among other things, communicated the following:

•	Elimination of Debt & Branded Focus - In order to more efficiently leverage resources and capital to build its family of brands in the U.S. and to establish itself as a leading consumer packaged goods hemp CBD company, Freedom Leaf, as the buyer, exercised its option to terminate a Spanish greenhouse purchase agreement with the seller, which resulted in the elimination of Freedom Leaf’s remaining approximately $4.3mm payment obligation. This liability represented approximately 90% of Freedom Leaf’s $4.8mm in total debt as reported at the end of the third quarter of 2018. In addition to this balance sheet improvement, Freedom Leaf management expects to save approximately $670k over the next year in mortgage payments that would have become due to the seller. Additionally, Freedom Leaf management expects to eliminate approximately $261k of employee costs on an annualized basis for an expected total cash savings of approximately $930k.

•	Lower Cost Structure - Freedom Leaf expects the Acquisition will substantially lower its existing cost structure. Green Lotus’ historical unaudited Cost of Goods Sold is approximately 30% lower than Freedom Leaf’s, and Freedom Leaf management has already identified a minimum of $250k of annualized non-operating expenses that it anticipates will be eliminated.

•	Expanded Customer Base - Green Lotus has entered into a multi-year agreement with CBD Life SA De CV (“CBD Life”), one of only a limited number of legal entities to hold CBD importation and distribution permits in Mexico. Green Lotus received an initial $3 million order in December which Freedom Leaf expects to begin fulfilling in June 2019. Green Lotus also recently received a $23mm re-order from CBD Life, which Freedom Leaf management expects to be fulfilled over the next 12 months.

•	Revenue Guidance - As a result of the Acquisition, Freedom Leaf expects pro forma consolidated revenue of $8-10mm in the U.S. in calendar year 2019, which Freedom Leaf management estimates represents approximately 2.0-3.0x Freedom Leaf’s run rate on a stand-alone basis. On a pro-forma consolidated basis, including the Mexico contract, Freedom Leaf expects consolidated revenues of $30mm+ over the next 12 months.

Shareholder Call:

30-day replay of the Freedom Leaf shareholder call that occurred on Thursday, May 23, 2019 is available on Freedom Leaf’s website at https://www.freedomleafinc.com/freedom-leaf-shareholder-call-may-23rd/.

Green Lotus Acquisition Fact Sheet

Green Lotus Acquisition: On May 31, 2019, Freedom Leaf Inc. (“Freedom Leaf”) closed its acquisition of ECS Labs LLC (the “Acquisition”), including its two wholly-owned operating subsidiaries, which collectively constitute the “Green Lotus” premium hemp oil CBD products brand (collectively, “Green Lotus”).

Management: The Board of Directors of Freedom Leaf (the “Board”) has named Carlos Frias, the founder and CEO of Green Lotus, as the Chief Executive Officer of Freedom Leaf. Daniel Nguyen will serve as Chief Science Officer of Freedom Leaf. Moving forward, Freedom Leaf’s management team will be based in Dallas, TX, which is the location of Green Lotus’ existing corporate headquarters and manufacturing facilities. Clifford Perry and Raymond Medeiros will assume new roles as Directors of Corporate and Business Development, respectively. After the Acquisition, the Chief Financial Officer (“CFO”) and finance team will be transitioned to Dallas. Freedom Leaf has already begun the process of actively recruiting a Dallas-based CFO. Effective as of the closing of the Acquisition, Freedom Leaf’s Las Vegas based CFO, Larry Ruhe, resigned and his duties were assumed on an interim basis by John Kalkanian. Mr. Kalkanian joins Freedom Leaf after spending the past two years with Origin House as a Divisional Controller and Director of Finance. Mr. Kalkanian has been a CFO and Controller for both public and private companies over the past 25 years and received his MBA from the University of California, Irvine and a BA in Economics from the University of Michigan.

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Board of Directors: After the closing of the Acquisition, the Board consists of six members, including two members appointed by Merida Capital Partners, (David Goldburg, Chairman of the Board, and Independent Director, Dave Vautrin), two members from Green Lotus (Carlos Frias and Daniel Nguyen) and two members from the existing Freedom Leaf management team (Clifford Perry and Raymond Medeiros). The Board will be focused on executing a core set of strategic priorities to build a pre-eminent consumer packaged goods hemp CBD company, which includes driving revenue growth by continuing to develop a low-cost supply chain, efficient manufacturing process, and an effective sales and marketing team.

Products & First Quarter 2019 Revenue: As a result of the Acquisition, Freedom Leaf will sell hemp CBD products under the Green Lotus and IrieCBD brands, which includes tinctures, topicals, gel-caps, vape cartridges, edibles, and beverages currently offered at over 1,500 locations nationwide. In the first calendar quarter of 2019, after giving effect to the Acquisition, the combined companies generated pro forma gross revenue of approximately $2.2mm in the U.S. – approximately $1.4mm of which consists of unaudited revenue attributable to Green Lotus and approximately $835k of which consists of audited revenue attributable to existing Freedom Leaf operations.

Cost Savings & Operations: Before the closing of the Acquisition, Freedom Leaf management took steps to terminate its Spanish operations and reduce other expenses, which Freedom Leaf management expects will result in approximately $1.4mm of annualized cost-savings. Effective immediately, IrieCBD’s manufacturing and fulfillment services will be transferred from Oakland, CA to Green Lotus’ existing Dallas facilities. Green Lotus’ historical unaudited Cost of Goods Sold was already approximately 30% lower than Freedom Leaf’s, and Freedom Leaf management expects to identify further cost reduction opportunities after the two businesses are consolidated.

Market Penetration in Mexico: Green Lotus has an existing multi-year agreement with CBD Life SA De CV (“CBD Life”), one of only a limited number of legal entities to hold CBD importation and distribution permits in Mexico. Green Lotus already received an initial $3 million order from CBD Life in December under the agreement which Freedom Leaf management expects to begin fulfilling this month. More recently, Green Lotus received a $23mm re-order from CBD Life, which Freedom Leaf management expects to fulfill over the next 12 months.

Revenue Guidance: As a result of the Acquisition, Freedom Leaf expects to record pro forma consolidated revenue of $8-10mm in the U.S. in calendar year 2019, which represents approximately 2.0-3.0x Freedom Leaf’s run rate on a stand-alone basis. On a pro-forma consolidated basis, including the existing orders from CBD Life in Mexico, Freedom Leaf management expects to record consolidated revenues of $30mm+ over the next 12 months and to generate positive EBITDA over this timeframe.

Contact:

Matt Bartlett

matt@freedomleaf.com

About Freedom Leaf:

Freedom Leaf Inc. is a clean healthcare company with a family of trusted brands that provide premium hemp-derived CBD products for greater health, wellness and longevity. IrieCBD is Freedom Leaf’s flagship brand of consumer health products offering full-spectrum hemp-derived CBD products in liquid, capsule and cream forms to support healthy levels of inflammation, immune system balance, mood and stress management, restful sleep, menstrual discomfort relief, energy boost and to act as a wellness supplement. Freedom Leaf Inc. is a fully reporting and audited publicly traded company trading under the symbol (OTCQB: FRLF). Visit: www.freedomleafinc.com

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About Green Lotus:

Green Lotus is a rapidly-growing Colorado-based premium hemp oil products brand. Founded by brothers Carlos and Alex Frias, Green Lotus manufactures and distributes premium cannabinoid products made from organic industrial hemp. Green Lotus has grown rapidly year-over-year since 2016, catapulted in part by the company’s proprietary formulas and its agile, vertically-integrated supply chain. Green Lotus is veteran-owned and powered by a young, diverse team of advocates dedicated to promoting a world where the healing power of hemp oil is accessible to all people. For more information, visit: www.GreenLotusHemp.com.  #LetsGrowTogether

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by phrases such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe Freedom Leaf’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of Freedom Leaf’s products and services, changes in relationships with third parties, and other factors described in Freedom Leaf’s most recent periodic filings with the Securities and Exchange Commission.

These risks and uncertainties include, without limitation, changes in general industry or regional market conditions; changes in consumer and customer preferences for our products; loss of business from increased competition; changes in strategic relationships; unfavorable fluctuations in currencies or interest rates in the regions in which we operate; costs or difficulties related to the integration and/or ability to maximize the value of the Acquisition; changes in regulatory conditions; changes in tax laws; import and export duty and tariff rates in or with the countries with which we conduct business; and negative impact of any governmental investigations and associated litigations.

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